Exhibit 99.1

ORDER FORM

I have previously subscribed for shares in the initial public offering of Partners Financial Corporation. I have received a Prospectus Supplement dated July             , 2005 and understand that Partners Financial Corporation has decided not to accept previous subscriptions. After reading the Prospectus Supplement, I hereby take the following action with regard to my participation in the Partners’ offering of units of common stock and warrants.

•	☐ “Confirm previous subscription amount.” You do not need to send any additional funds to us. If you need information on your previous subscription amount, contact us at (239) 434-2069.

•	☐ “Increase subscription amount”

                                 ( indicate, on this line, the additional units you wish to invest. If you need information on your previous subscription amount, contact us at (239) 434-2069.

Additional Payment:                      (multiply the number of additional units you wish to purchase times $10.00, the price per unit). You must send us a check in the amount of the additional subscription amount. The check should be made payable to Independent Bankers Bank of Florida as escrow agent for Partners Financial Corporation (or IBB of FL as escrow agent for PFC).

•	☐ “Decrease subscription amount.”

                                 (indicate, on this line, the amount of the decrease by indicating the number of units you no longer wish to purchase. If you need information on your previous subscription amount, contact us at (239) 434-2069. We will return this amount to you promptly by check to the address provided on your original order form, or if you prefer a different address, indicate here:

☐ “I no longer wish to participate in the offering.” Your previous subscription amount will be returned to you promptly by check to the address provided on your original order form, or if you prefer a different address, indicate here:

(Signature)

(Print Name)

(Date)

This order form, along with any required payment, must be returned to Partners Financial Corporation by close of business on September 14, 2005 or you will not be able to participate in the offering. Please return the card and check, if applicable, in the envelope provided, or deliver to Partners Financial Corporation, 3021 Airport-Pulling Road, Naples, Florida 34105. This order is subject to all terms and conditions as set forth in the prospectus dated March 18, 2005, and the prospectus supplement dated July             , 2005.

STOCK ORDER FORM & CERTIFICATION	PARTNERS FINANCIAL CORPORATION

Note: Please read the Order Form Guide and Instructions which accompany this Order Form.

Deadline: The offering began March 18, 2005 and will conclude no later than September 14, 2005. We must receive this order form by 5:00 p.m. Naples time on September 14, 2005 for you to participate in this offering.

Number of Units

(1) Number of Units		Price Per Unit		(2) Total Amount Due
________	X	$10.00	=	$___________

The minimum number of units that may be subscribed for is 1,000. No person, together with associates of, and persons acting in concert with such person, may purchase 5% or more of the total number of shares outstanding following the offering, except for our organizing directors.

Method of Payment

(3)	Enclosed is a check, bank draft or money order payable to INDEPENDENT BANKERS’ BANK OF FLORIDA, ESCROW AGENT FOR PARTNERS FINANCIAL CORPORATION for $ .

Broker Dealer Name and Address

(4)	If purchased through a broker/dealer, please list the name, address, and phone number in the space provided.

Company Name:	City:

Broker Name:	State:	Zip Code:

Street Address:	Phone Number:

Stock Registration

ONE OWNERSHIP PER ORDER FORM

(5)	Form of stock ownership

☐ Individual	☐ Corporation	☐ Partnership
☐ Joint Tenants	☐ *Uniform Transfer or Gift to Minors	☐ IRA (Custodian Name and Signature Required)
☐ Tenants in Common	☐ Tenant by the Entireties (husband and wife only)	☐ Fiduciary/Trust (Under Agreement Dated )

* Minor’s Social Security Number Required

Name	Social Security or Tax I.D.

Name	Daytime Telephone

Street Address	Evening Telephone

City	State	Zip Code	State of Residence

(OVER)

OFFICE USE:	Date Received	Check #	Amount $	Order #	Category	Initials

NASD Affiliation (This section only applies to those individuals who meet the delineated criteria)

☐ Check here if you are a member of the National Association of Securities Dealers, Inc. (“NASD”), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD’s Interpretation with Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the units subscribed for herein for a period of three months following the issuance, and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

Acknowledgments

By signing below:

1.	I acknowledge receipt of the Prospectus dated March 18, 2005 and the Prospectus Supplement dated July __, 2005. I understand that I may not change or revoke my order once it is received by Partners Financial Corporation. I also certify that this order is for my account and not for resale.

2.	I certify that:

(i)	the social security number of taxpayer identification number given heren is correct; and

(ii)	I am not subject to backup withholding.

If you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return, you must cross out Item (ii) above.

3.	I acknowledge that I have not waived any rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

4.	I acknowledge that Partners Financial Corporation has the right to accept or reject this Stock Order Form in whole or in part.

5.	I certify that I am a bona fide resident of the State indicated on this Stock Order Form.

THIS FORM MUST BE SIGNED AND DATED. THIS ORDER IS NOT VALID IF THE ORDER FORM IS NOT SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE OFFERING CIRCULAR.

When purchasing as a custodian, corporate officer, etc.; include your full title.

Signature	Title (if applicable)	Date

1. ______________________________	____________________________	____________________________

2. ______________________________	____________________________	____________________________

3. ______________________________	____________________________	____________________________

THE UNITS AND COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

RETURN THIS FORM TO:	Partners Financial Corporation
PO Box 8426
Naples, Florida 34101

PARTNERS FINANCIAL CORPORATION

ORDER FORM GUIDE AND INSTRUCTIONS

Instructions

Items 1 and 2 – Fill in the number of units that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of units by the purchase price of $10.00 per unit. The minimum purchase is 1,000 units. No person, together with associates of, and persons acting in concert with such person, may purchase 5% or more of the total number of shares outstanding following the completion of the offering, other than our organizing directors.

Partners Financial Corporation has reserved the right to reject any subscription received in the offering, in whole or in part.

Item 3 – Payment for units may be made by check, bank draft or money order made payable to “INDEPENDENT BANKERS’ BANK OF FLORIDA, ESCROW AGENT FOR PARTNERS FINANCIAL CORPORATION).” PLEASE DO NOT MAIL CASH. Your funds will be returned promptly with interest if the offering is terminated.

Item 4 – If purchasing through a broker/dealer please list the name, address and phone number in this box.

Item 5 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Partners Financial Corporation’s common stock and warrants. Print the name(s) in which you want the shares and warrants registered and the mailing address of the shareholder. Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as “Mrs.,” “Mr.,” “Dr.,” “special account,” etc.

PLEASE DATE AND SIGN THE STOCK ORDER FORM WHERE INDICATED ON THE BACK.

PLEASE SEE YOUR LEGAL OR FINANCIAL ADVISOR IF YOU ARE UNSURE ABOUT THE CORRECT REGISTRATION OF YOUR STOCK.

Individual – The shares and warrants are to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Tenants in Common – Tenants in common may include two or more owners. When shares or warrants are held by tenants in common, upon the death of one co-tenant, ownership of the shares or warrants will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares or warrants held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account – Individual Retirement Account (“IRA”) holders may make unit or share purchases from their IRA accounts through a pre-arranged “trustee-to-trustee” transfer. Shares and warrants may only be held in a self-directed IRA. Neither Partners Financial Corporation nor Partners Bank (In Organization) will offer a self-directed IRA. The Subscription Agreement must be completed and executed by the IRA Custodian.

Uniform Transfer or Gift to Minors – For residents of many states, shares and warrants may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, shares or warrants may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either type of ownership, the minor is the actual owner of the shares or warrants with the adult custodian being responsible for the investment until the child reaches legal age.

On the first line, print the first name, middle initial and last name of the custodian, with the abbreviation “CUST” and “Unif Tran Min Act” or “Unif Gift Min Act” after the name. Print the first name, middle initial and last name of the minor on the second “NAME” line. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, shares or warrants held by John Doe as custodian for Susan Doe under the Florida Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act. FL. Use the minor’s Social Security Number. Only one custodian and one minor may be designated.

Joint Tenants – Joint Tenants with right of survivorship identifies two or more owners. When shares or warrants are held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants by the Entireties – Husband and wife only. Essentially the same as Joint Tenants.

Corporation/Partnership – Corporations/Partnerships may purchase units or shares. Please provide the Corporation’s/ Partnership’s legal name and Tax I.D.

Fiduciary/Trust – Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your shares or warrants may not be registered in a fiduciary capacity.

On the first “NAME” line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first “NAME” line. Following the name, print the fiduciary “title” such as trustee, executor, personal representative, etc.

On the second “NAME” line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock or warrants in the case of a trust is: “John D. Smith, Trustee for Thomas A. Smith Trust Under Agreement dated June 9, 2000.”

Definition of Associate

A person’s associates consist of the following: (1) any corporation or other organization (other than Partners Financial Corporation) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan of Partners Financial Corporation in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (3) any spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of Partners Financial Corporation.